Exhibit 10.10

PAETEC COMMUNICATIONS, INC.

AGENT INCENTIVE PLAN

(As amended and restated 2/28/01)

Introduction

Employee participation in ownership through stock options is a key element of PaeTec’s business plan. Our authorized independent sales agents (“agents”) are also an important part of PaeTec’s marketing strategy, and we want to offer means by which agents who help us succeed can share in the success along with our employees and shareholders. Accordingly, we created this Agent Incentive Plan (the “Plan”). This document is an amendment and restatement of the Plan and is effective as of February 28, 2001.

Under the Plan, agents will be granted Warrants entitling them to purchase shares of the Class A Common Stock of our parent company, PaeTec Corp. (“Warrant Shares”).1 The Exercise Price will be set at the time the Warrants are granted by the Company based on the then current fair market value of PaeTec’s stock. Agents who receive Warrants will then have the benefit of subsequent increases in the price of the shares over the Exercise Price of the Warrants. In this way, agents who consistently generate significant monthly revenues for PaeTec are rewarded with the option to invest in the Company upon exercise of the Warrants and to share in future increases in value of the Company.

PaeTec is currently a private company and there is no public trading market for its Class A Common Stock. Recognizing that agents will not, therefore, realize cash “value” from the Plan until PaeTec becomes a public company, the Warrants will not be exercisable before the first anniversary of the date PaeTec successfully completes an initial public offering (an “IPO”) of its common stock. Further, the Warrants will only be exercisable in compliance with federal and state securities laws.

The ability to exercise the Warrants (also referred to as “vesting”) will also be dependent on the achievement of targeted sales volumes for PaeTec products and services. The right to purchase the Warrant Shares will vest over a period of up to four years and nine months, depending on the continued realization of specified sales revenues for the Company’s products and services from customers generated by the agent.

The Company has set aside a total of 500,000 shares to cover Warrants under the Plan. Once the Warrants have been granted with respect to all 500,000 shares, the Plan will automatically end unless the Company decides, in its sole discretion, to continue the Plan by increasing the number of shares available under the Plan.

[1]	For purposes of the Plan, PaeTec Communications, Inc. and PaeTec Corp. are referred to collectively as “PaeTec” or the “Company.” A warrant is similar to an option; it is a legal right to purchase stock at a specified price per share which is referred to as the “Exercise Price.”

Grant and Exercise Price

Whether Warrants will be granted to an agent, the timing of the grant and the number of Warrant Shares to be granted to an agent shall be determined by the Company in its sole discretion. In the discretion of the Company, an agent may be granted Warrants for 2,500, 5,000, 10,000 or 30,000 Warrant Shares.

The price for purchasing the Warrant Shares (in other words, the Exercise Price) will be the fair market value per share of PaeTec’s Class A Common Stock as of the date the Warrants are granted. Since PaeTec is currently not a public company and there is no trading market for its shares, the fair market value per share will be set by the Company at the time of the grant, and its determination will be final. For Warrants issued after PaeTec goes public, the fair market value per share will generally equal the closing price per share of PaeTec’s Class A Common Stock on the last trading date of the month the Warrants are issued to the agent.

A form of the Warrant Certificate is attached as Exhibit A.

Payment for the Warrant Shares

Agents will pay nothing at the time the Warrants are issued to them. In fact, no payment is required until the agent decides to exercise its rights under the Warrant. At that point, the agent will have to pay the Exercise Price in cash for the Warrant Shares it elects to buy. Alternatively, a “cashless exercise” will be permitted.

The “cashless exercise” alternative in essence enables the agent to use the appreciation, if any, in the value of PaeTec stock over the Exercise Price, rather than its own funds, to pay for the Warrant Shares. For example, assume the agent is eligible (i.e., PaeTec has gone public and the agent’s Warrants have “vested”) to purchase 3,000 Warrant Shares at an Exercise Price of $8.00 per share. Further assume that the market price of the shares at the time of exercise has increased to $12.00 per share, reflecting appreciation of $4.00 per share.2 The agent could either purchase 1,000 shares by paying $8,000 in cash, or it could acquire 1,000 shares through a “cashless exercise” by authorizing the Company to cancel 2,000 Warrants in addition to the 1,000 Warrants being exercised. In effect, the appreciation in the 2,000 Warrants to be cancelled is used to purchase 1,000 Warrant Shares. By using the cashless exercise alternative, the agent foregoes the opportunity to purchase a larger number of shares for the privilege of not having to invest its own funds.3

[2]	This example is for illustration purposes only. There is no guarantee that PaeTec stock will perform in this manner in the future.

[3]	See the attached Warrant Certificate for the mechanism for a cashless exercise.

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Securities Law Matters

In order that agents holding Warrants will have sufficient information about the Company to make an informed decision about investing in Warrant Shares, and will be able to sell in a public market any Warrant Shares they elect to purchase through the exercise of the Warrants, the Warrants will not be exercisable before the first anniversary of the date PaeTec has successfully completed an IPO (i.e., has become a public company) and not before PaeTec has “registered” the Warrant Shares on a Registration Statement filed with the Securities and Exchange Commission. While PaeTec anticipates that it will go public in the future, there can be no assurance that it will do so within any specified period of time or at all. If PaeTec fails to go public, the Warrants will never become exercisable.

Vesting

Subject to the IPO and registration requirements previously described, an agent’s ability to exercise the Warrant and purchase Warrant Shares depends on the agent’s achievement and maintenance of specified average monthly sales revenues for the Company’s products and services. (For purposes of the Plan, “sales revenues” include only actual billings for the Company’s products and services rendered to customers generated by the agent or its subagents.) Except as hereafter provided, an agent must achieve average monthly sales revenues for the Company at least equal to the “Revenue Target” by no later than the ninth calendar month following the calendar month during which the Warrant was granted (“Ninth Calendar Month”). Revenue Targets are based upon the maximum number of Warrant Shares that the agent may purchase pursuant to the Warrant granted to the agent and are determined as follows:

Number of Warrant Shares	Monthly Revenue Target
2,500	$25,000
5,000	$50,000
10,000	$100,000
30,000	$250,000

The Revenue Target for successive grants to an agent that is granted more than one Warrant pursuant to the Plan shall be based upon the cumulative number of Warrant Shares that may be purchased by the agent. For example, an agent that is granted an initial Warrant with respect to 5,000 Warrant Shares shall have a Revenue Target for that Warrant equal to $50,000 per month. If that same agent is subsequently granted another Warrant with respect to an additional 5,000 Warrant Shares, the Revenue Target for the second Warrant shall be $100,000 per month.

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As an exception to the requirement that the agent achieve the Revenue Target by the Ninth Calendar Month, the Company, in its sole discretion, may postpone the month in which the agent must achieve the Revenue Target until the second full calendar month that follows the calendar month during which the final “Pending Order” is installed. For purposes of the Plan, a “Pending Order” is a confirmed order for Company products and/or services that has been received by the agent and accepted by the Company, but not yet installed, by the last day of the Ninth Calendar Month.

If an agent achieves the Revenue Target in actual sales revenue for the Company within nine calendar months after the month the Warrant is issued, then the agent shall “vest” in, and may purchase up to, 20% of the applicable Warrant Shares, assuming that the IPO and registration requirements described in the “Securities Law Matters” section above have been satisfied. The “Initial Vesting Date” for the first 20% of the applicable Warrant Shares shall be (a) the last day of the calendar month in which the agent achieves the Revenue Target, or (b) the last day of the second calendar month that follows the calendar month during which the final Pending Order is installed, if the Company, in its sole discretion, postpones the month in which the agent must achieve the Revenue Target and if the agent actually achieves the Revenue Target with the sum of the agent’s revenues during the Ninth Calendar Month and the agent’s revenues from Pending Orders during the second calendar month that follows the calendar month during which the final Pending Order is installed. An agent’s ability to purchase the rest of the shares under the Warrant (in other words, the remaining 80%) will depend on the maintenance of sales revenues over the next four years.

If the agent vests in the right to purchase the first 20% of the Warrant Shares, the Company will review the agent’s revenue level as of the last day of the month in which the Initial Vesting Date occurs, in each of the succeeding four years. The last day of the applicable month is referred to as the “Anniversary Date.” For example, if the Initial Vesting Date occurs in May 2001, the relevant Anniversary Dates for purposes of vesting in the remaining 80% of the Warrant Shares are May 31, 2002, May 31, 2003, May 31, 2004 and May 31, 2005. If the agent’s average monthly sales during the twelve months preceding the applicable Anniversary Date remain at or above an amount equal to the Revenue Target, an additional 20% of the shares covered by the Warrant will “vest” and become exercisable as of the Anniversary Date. Thus, for example, an agent that is granted Warrants for 2,500 shares in August 2000, and that has $25,000 in actual sales revenue for the Company during the month of May 2001 (the Ninth Calendar Month in this example), could purchase 500 shares (20% of 2,500 shares) at any time on or after May 31, 2001.4 The agent could purchase 500 additional shares after the end of each

[4]	Subject to the IPO and registration restrictions previously described.

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May thereafter until all 2,500 shares are vested, provided that the agent maintains the required average monthly revenue level of $25,000.

After vesting in the right to purchase the initial 20% of the Warrant Shares, the “penalty” for falling below the average monthly Revenue Target is simply that no Warrants will vest that year. Thus, using the prior example, assume that the agent hits the applicable Revenue Target for May 2001, thereby vesting in the right to purchase 500 shares, but that agent’s average monthly sales during the succeeding twelve months falls below the $25,000 average monthly revenue threshold to $15,000. In that case, the agent would not vest in the right to purchase the 500 shares that would otherwise have vested as of May 31, 2002 if it had achieved its Revenue Target.

If an agent fails to meet its average monthly Revenue Target and therefore a 20% installment does not vest, the Plan offers the agent an opportunity to “earn back” the forfeited Warrant Shares in subsequent years up to and including the fifth Anniversary Date by bringing monthly sales levels back above the Revenue Threshold target by a sufficient amount to exceed the prior year’s shortfall. Thus, returning to the example in the preceding paragraph, if it is subsequently determined that the agent’s average monthly sales during the twelve months ending May 31, 2003 exceeds $35,000 (in other words, $25,000 for the twelve months ending May 31, 2003 and $10,000 to make up for the May 2002 year-end shortfall), the 500 shares that did not vest at the end of year one (May 2002) would vest, and an additional 500 shares would vest for the current year as well. See the example below.

On the other hand, unless extended by the Company in its sole discretion, if an agent fails to achieve the applicable Revenue Target within nine calendar months after issuance of the Warrant, the Warrant shall become null and void and the agent shall forfeit the right to purchase any Warrant Shares. Unvested Warrant Shares shall also be forfeited if the agent’s status as an appointed sales agent of the Company is terminated for any reason. Warrant Shares forfeited pursuant to this paragraph may be reissued by the Company to the same agent, or to other agents, as determined by the Company in its sole discretion.

The following examples further illustrate how the vesting rules work.

Warrant Shares: 10,000

Revenue Target: $100,000

1.	9th Calendar Month After Grant - Agent has never generated monthly sales revenues in excess of $80,000:

All Warrant Shares are forfeited and Warrant becomes null and void.

2.	6th Calendar Month After Grant, revenues for the month = $100,000:

Warrants for 2,000 shares (20%) vest immediately

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3.	First Anniversary Date (average monthly revenues during preceding 12 months = $90,000):

Since the average monthly revenues were less than $100,000, no additional Warrant Shares vest.

4.	Second Anniversary Date (average monthly revenues during preceding 12 months = $85,000):

Again, the revenues are less than $100,000 and, as a result, the 20% of the Warrants which would otherwise have vested do not vest (Agent remains vested for 2,000 shares from initial achievement of the Revenue Target).

5.	Third Anniversary Date (average monthly revenues during preceding 12 months = $130,000):

Since the average monthly revenues during the preceding 12 months exceeded the $100,000 target level by $30,000 (which would make up for the Year 2 shortfall of $10,000 and the Year 3 shortfall of $15,000), the agent will vest in the shares that would otherwise have vested in Year 2 and Year 3. Accordingly, 20% of 10,000 Warrants will vest for the current Year 4, an additional 20% will vest for Year 3, and additional 20% vest for Year 2 for a total of 8,000 Warrants vested, including the Warrants vested in Year 1. However, there will be no credit given with respect to the $5,000 in extra revenues (difference between the excess $30,000 and the $25,000 total shortfall amount) for any future periods.

6.	Fourth Anniversary Date (average monthly revenues = $80,000):

Since the average monthly revenues for twelve months ended on the Fourth Anniversary Date once again fell below the $100,000 threshold, the last 20% will not vest. However, the agent will have one last chance to earn back these forfeited shares if it has or exceeds $120,000 in average monthly revenues during the year that ends on the Fifth Anniversary Date.

Regardless of whether any Warrant has “vested” as herein described, unless and until the IPO and registration requirements described in the “Securities Law Matters” section above have been satisfied, the agent holding the Warrants may not purchase Warrant Shares under any circumstances. Further, an agent can “earn back” Warrants that did not vest because average monthly sales fell below target only until the fifth Anniversary Date.

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Warrants that do not vest by the fifth Anniversary Date shall be forfeited and the applicable Warrant Shares may be reissued in subsequent grants pursuant to the Plan, as determined by the Company in its sole discretion.

Expiration Date

All vested but unexercised Warrants shall expire ten years after date of issuance of the Warrant Certificate.

Sub-Agents

PaeTec Communications recognizes that many agents work with sub-agents and that they may wish to assign some of their Warrants to sub-agents who help them achieve and maintain their PaeTec revenue goals. Accordingly, while Warrants generally are not transferable, limited transfers to sub-agents will be permitted on the following conditions: (i) the agent has obtained the prior written consent of the Company, which consent may be granted or withheld in its sole discretion; (ii) the proposed transferee must be a genuine sub-agent who has provided bonafide services on behalf of the agent to sell products and services of the Company and proof of the subagent’s sales of PaeTec products and services will be required, (iii) only vested Warrants may be assigned, (iv) the minimum assignment must be for at least 50 Warrant Shares and must be in increments of 50 Warrant Shares, and (v) the sub-agent transferee will be subject to the same restrictions as the agent, e.g., Warrants are not exercisable until the IPO and registration requirements described in the “Securities Law Matters” section above have been satisfied. Warrant Shares may only be transferred in compliance with the securities laws.

Transferability - Warrants and Warrant Shares

Except for transfers to sub-agents as previously discussed, Warrants may not be assigned, transferred, pledged or otherwise disposed of and any attempted transfer will be void. It is PaeTec’s intention to “register” the Warrant Shares issuable upon exercise of the Warrants once it becomes a public company so that the Warrant Shares will generally be freely tradable in the public market. However, it is possible that, for some reason that we cannot presently foresee, this registration would be precluded or delayed. In that event, the Warrant Shares could not be sold unless an exemption from the application of the securities laws is available. Agents are urged to contact the Company prior to purchasing Warrant Shares pursuant to the exercise of a Warrant to confirm that the shares will in fact be freely tradable.

Amendment

The company reserves the right to amend or modify the Plan from time-to-time provided

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that no amendment or modification shall have a material adverse effect on the rights of holders of warrants that are then outstanding.

Plan Summary

•	500,000 shares of Class A Common Stock of PaeTec Corp. have been set aside for the Plan.

•	Warrants are not exercisable in any event until after the IPO and registration requirements described in the “Securities Law Matters” section above have been satisfied.

•	Warrants are issued with respect to an amount of shares determined by the Company and the Exercise Price is set when the Warrant is granted.

•	Warrants generally vest over a period of up to fifty-seven months from issuance (20% immediately upon achieving the applicable revenue target within nine calendar months after grant and then 20% as of the subsequent Anniversary Dates for four years).

•	For continued vesting, an agent must maintain the applicable revenue level on average during each succeeding 12 months.

•	Result of missing the applicable average monthly revenue target is loss of vesting for that year (20%).

•	To make up for any lost vesting, the agent must exceed his target revenue level plus the shortfall amount on average during any succeeding twelve month period, measured as of any succeeding Anniversary Date, up to and including the fifth Anniversary Date after issuance of the Warrant Certificate.

•	Vested but unexercised Warrants will expire after ten years after the Warrant is issued.

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THE WARRANTS REPRESENTED BY THIS WARRANT CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NEITHER THE WARRANTS REPRESENTED BY THIS WARRANT CERTIFICATE NOR ANY SECURITIES ISSUED HEREUNDER OR THEREUNDER HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THIS WARRANT AND ANY SECURITIES ISSUED HEREUNDER OR THEREUNDER MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

WARRANTS

To Purchase                      Shares of Class A Common Stock of

PAETEC CORP.

Dated:

THIS WARRANT CERTIFICATE CERTIFIES THAT                                  (the “Holder”) is entitled, at any time after the Warrants represented by this Warrant Certificate become exercisable as provided in Section 2.1, but prior to the Expiration Date (as hereafter defined), to purchase from PaeTec Corp., a Delaware corporation (the “Company”),                                  shares of the Company’s Class A Common Stock (the “Warrant Shares”) at a purchase price of $             per share (the “Exercise Price”), all on the terms and conditions set forth in this Warrant Certificate and as set forth in the PaeTec Communications, Inc. Agent Incentive Plan, as amended (the “Agent Incentive Plan”), copies of which has been provided to the Holder and which are incorporated herein by reference. In the event any provision of this Warrant Certificate is inconsistent with the provisions of the Agent Incentive Plan the terms of the Agent Incentive Plan shall govern.

1.	DEFINITIONS

As used in this Warrant Certificate, the following terms have the meanings set forth below:

“Agent” shall mean the independent sales agent of the Company named on Schedule A hereto.

“Anniversary Date(s)” shall mean the last day of the calendar month in which the Agent’s initial right to purchase Warrant Shares shall have become vested in accordance with Section 2.1(b)(1) of this Warrant Certificate.

“Board of Directors” shall mean the Board of Directors of the Company.

“Business Day” shall mean any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in the State of New York.

“Class A Common Stock” shall mean the Class A Common Stock, $.01 par value per share, of the Company, and any other securities of the Company into which such Class A Common Stock is recapitalized or reclassified.

“Commission” shall mean the Securities and Exchange Commission or any successor federal agency then administering the Securities Act and successor federal securities laws.

“Company” shall mean, collectively, PaeTec Corp., a Delaware corporation, and of its direct and indirect subsidiaries.

“Exercise Price” shall mean the price indicated above at which a share of Class A Common Stock may be purchased pursuant to this Warrant. The Exercise Price may from time to time be adjusted in accordance with Section 4 hereof.

“Expiration Date” shall mean the tenth (10th) anniversary of the date of this Warrant Certificate.

“Fair Market Value” shall mean the closing price of a share of stock reported on The NASDAQ National Market (“NASDAQ”) on the date Fair Market Value is being determined, provided that if there should be no closing price reported on such date, the Fair Market Value of a share of stock on such date shall be deemed equal to the closing price as reported by the NASDAQ for the last preceding date on which sales of shares were reported. Notwithstanding the foregoing, in the event that the shares of stock are listed upon one or more established stock exchanges, Fair Market Value means the closing price of a share of stock reported on the exchange that trades the largest volume of shares on such date. If the stock is not at the time listed or admitted to trading on the NASDAQ or on an established stock exchange, Fair Market Value means the mean between the lowest reported bid price and highest reported asked price of the stock on the date in question in the over-the-counter market, as such prices are reported in a publication of general circulation selected by the Board and regularly reporting the market price of stock in such market. If the stock is not listed or admitted to trading on the NASDAQ or on any established stock exchange or traded in the over-the-counter market, Fair Market Value shall be as determined in good faith by the Board, which determination shall be conclusive on all parties.

“Holder” shall mean the Person in whose name this Warrant is registered on the books of the Company maintained for such purpose.

“Initial Public Offering” shall mean the closing of an initial public offering underwritten by an investment banking firm on a firm commitment basis pursuant to an effective registration statement under the Securities Act covering the offer and sale by the Company of its common stock.

“Ninth Calendar Month” shall mean the ninth calendar month that follows the calendar month during which this Warrant Certificate was issued to the Agent.

“Pending Order” shall mean a confirmed order for Company products and/or services that has been received by the Agent and accepted by the Company, but not yet installed, by the last day of the Ninth Calendar Month.

“Person” shall mean any individual, firm, corporation, partnership, limited liability company, joint venture, trust or unincorporated organization, government (or agency or political subdivision thereof) or any other entity.

“Plan” shall mean the PaeTec Communications, Inc. Agent Incentive Plan effective as of February 28, 2001, as amended.

“Revenues” shall mean actual gross revenues billed by the Company for sales of its products and services to customers generated by the Agent.

“Revenue Target” shall mean the amount of actual gross revenues, indicated on Schedule A hereto, to be derived by the Company from sales of its products and services to customers generated by the Agent.

“Securities Act” shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Shortfall Amount” shall have the meaning given to it in Section 2.1 hereof.

“Vesting Installment” shall have the meaning given to it in Section 2.1 hereof.

“Warrants” shall mean the rights represented by this Warrant Certificate to purchase Warrant Shares.

“Warrant Shares” shall mean the shares of Class A Common Stock that may be purchased by the holders of the Warrants upon the exercise thereof.

2.	EXERCISE OF WARRANTS

2.1. Time of Exercise. The Warrants may be exercised if and only if the condition set forth in subsection (a) of this Section 2.1 is satisfied, but then only with respect to Warrant Shares vested in accordance with subsection (b) of this Section 2.1:

(a) the Initial Public Offering shall have been consummated at least one year prior to the date of exercise and a registration statement on an applicable form under the Securities Act, covering the issuance by the Company of all the Warrant Shares, shall have been declared effective by the Commission.

(b) the Warrants are exercisable only with respect to Warrant Shares which shall have vested in accordance with the following:

(1)	twenty percent (20%) of the Warrant Shares shall vest (a) as of the last day of the month the Agent first achieves its Revenue Target which shall be no later than the Ninth Calendar Month, or (b) as of the last day of the second calendar month that follows the calendar month during which the final Pending Order is installed, if the Company, in its sole discretion, postpones the month in which the Agent must achieve the Revenue Target and if the Agent actually achieves the Revenue Target with the sum of the Agent’s Revenues during the Ninth Calendar Month and the Agent’s Revenues from Pending Orders during the second calendar month that follows the calendar month during which the final Pending Order is installed.

(2)	the remaining eighty percent (80%) of the Warrant Stock shall vest in four (4) equal annual installments (each, a “Vesting Installment”) of twenty percent (20%) as of the four immediately succeeding Anniversary Dates, if and only if the Agent’s average monthly Revenues during the twelve month period ending on each Anniversary Date shall equal or exceed an amount equal to the Revenue Target; provided, however, that in the event that any Vesting Installment shall fail to vest as a result of the Agent’s average monthly Revenues not equaling or exceeding the Revenue Target amount (the difference between the Revenue Target amount and the Agent’s average monthly Revenues is hereinafter referred to as the “Shortfall Amount”), then such Vesting Installment may vest as of any subsequent Anniversary Date, on or prior to the fifth Anniversary Date, if the Agent’s average monthly Revenues during the twelve month period ending on the Anniversary Date in such subsequent year equal or exceed the sum of the Revenue Target amount and the Shortfall Amount. If the average monthly Revenues for any such twelve month period exceed the sum of the Revenue Target amount and the Shortfall Amount, however, no credit will be given for any future periods with respect to such excess Revenues.

(c) If the Agent fails to achieve the Revenue Target by the Ninth Calendar Month, then this Warrant Certificate shall become null and void and the Agent shall forfeit the Agent’s right to purchase the Warrant Stock. Similarly, to the extent the Agent fails to satisfy the vesting requirements of Section 2.1(b)(2) and, therefore, fails to vest in the right to purchase some of the Warrant Stock on or prior to the fifth Anniversary Date, then the Agent shall forfeit the Agent’s right to purchase Warrant Stock with respect to which the vesting requirements of Section 2.1(b)(2) have not been satisfied.

2.2. Manner of Exercise. At any time after the Warrants become exercisable as provided in Section 2.1 hereof until 5:00 p.m., New York time, on the Expiration Date, Holder may exercise the Warrants on any Business Day for all or any part of the number of shares of

Warrant Stock purchasable hereunder, provided that the Warrants may be exercisable in a maximum of two installments.

In order to exercise the Warrants, in whole or in part, Holder shall deliver to the Company at its principal office at One PaeTec Plaza, 600 Willowbrook Office Park, Fairport, New York 14450 (i) a written notice of Holder’s election to exercise the Warrants, substantially in the form appearing at the end of this Warrant as Exhibit A (“Exercise Notice”), (ii) unless Holder indicates on the Exercise Notice its intention to effect a cashless exercise (in which case no cash payment of the Exercise Price shall be made by Holder), payment of the Exercise Price for each share of Warrant Stock as to which the Warrant is exercised by a certified or bank check, payable to the order of the Company, and (iii) this Warrant Certificate. Upon receipt of all of these items the Company shall deliver or cause to be delivered to Holder a certificate or certificates representing the aggregate number of full shares of Warrant Stock issuable upon such exercise, together with cash in lieu of any fraction of a share, as hereinafter provided; provided, however, that in the event that Holder elects to effect a cashless exercise, the Holder shall be entitled to receive upon exercise a number of shares of Warrant Stock, computed as of the date on which the Company received the Exercise Notice together with this Warrant Certificate, determined by the following formula:

X = Y (A-B)
A

Where X	=	the number of shares of Warrant Stock to be issued to Holder;

Y	=	the aggregate number of shares of Warrant Stock with respect to which Holder elected to effect a cashless exercise;

A	=	the Fair Market Value per share of the Company’s Class A Common Stock (on the date of such calculation); and

B	=	the Exercise Price.

In lieu of payment of the Exercise Price, the Company shall cancel such number of shares of Warrant Stock equal to the difference (rounded up to the nearest whole number of shares) between Y and X.

The stock certificate or certificates so delivered shall be registered in the name of Holder. The Warrants shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and Holder shall be deemed to have become a holder of record of such shares for all purposes, as of the date the notice, together with the Exercise Price (if applicable) and this Warrant Certificate, are received by the Company as described above. If the Warrants shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Stock, deliver to Holder a new Warrant Certificate evidencing the right of Holder to purchase the remaining shares of Warrant Stock, which new Warrant Certificate shall in all other respects be identical to this Warrant Certificate or, in the sole discretion of the Company, appropriate notation may be made on this Warrant Certificate and the same returned to Holder.

2.3. Fractional Shares. The Company shall not be required to issue a fractional share of Class A Common Stock upon exercise of the Warrants. In lieu of any fraction of a share which Holder would otherwise be entitled to purchase upon exercise, the Company shall pay cash in an amount equal to the same fraction of the Fair Market Value per share of Class A Common Stock on the date of exercise.

2.4 Expiration Date. Unless extended in writing by the Company in its sole discretion, any vested but unexercised Warrants shall automatically expire at 5:00 p.m. New York time on the Expiration Date, and this Warrant shall be of no further force or effect.

3.	RESERVATION AND AUTHORIZATION OF CLASS A COMMON STOCK

From and after the date hereof, the Company shall at all times reserve and keep available for issuance upon the exercise of the Warrants such number of its authorized but unissued shares of Class A Common Stock (or its authorized and issued shares of Class A Common Stock held in treasury) as will be sufficient to permit the exercise in full of the Warrants. All shares of Class A Common Stock which shall be so issuable, when issued upon exercise of the Warrants and payment therefor in accordance with the terms of the Warrants, shall be duly and validly issued and fully paid and nonassessable, and not subject to preemptive rights.

4.	ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES.

The Exercise Price and the number of shares of Class A Common Stock covered by the Warrants are subject to adjustment from time to time as provided in this Section 4.

(a) In case the Company shall at any time after the date of this Warrant Certificate (i) effect a distribution payable in shares of Class A Common Stock to all holders of the outstanding Class A Common Stock, (ii) subdivide the outstanding shares of its Class A Common Stock, (iii) combine the outstanding Class A Common Stock into a smaller number of shares of Class A Common Stock or (iv) issue any securities of the Company in a reclassification or recapitalization of the Class A Common Stock, then the number and kind of securities issuable upon exercise of the Warrants (commencing on the record date for such distribution or the effective date of such subdivision, combination, reclassification or recapitalization) shall be proportionately adjusted so that the holder of the Warrants exercised after such time shall be entitled to receive the aggregate number and kind of securities which, if such Warrants had been exercised in full immediately prior to such date, the holder would have owned upon such exercise and been entitled to receive by virtue of such distribution, subdivision, combination, reclassification or recapitalization. Such adjustment shall be made successively whenever any event listed above shall occur.

(b) Upon each adjustment of the number of shares of Class A Common Stock for which the Warrants are exercisable as provided in Section 4(a) hereof, the per share Exercise Price payable upon exercise of the Warrants shall be adjusted by multiplying the Exercise Price immediately prior to such adjustment by a fraction (i) the numerator of which shall be the number of shares of Class A Common Stock covered by the Warrants prior to such adjustment, and (ii) the denominator of which shall be the number of shares of Class A Common Stock covered by the Warrants immediately after such adjustment.

5.	RESTRICTIONS ON TRANSFER

Neither this Warrant Certificate nor the rights evidenced hereby may be assigned, transferred, pledged or otherwise disposed of by Holder to any other Person without the prior written consent of the Company, which consent may be given or withheld in the Company’s sole discretion. In the case of proposed transfers of Warrants by an Agent to a sub-agent, such transfers will be permitted only on the following conditions: (i) the agent shall have obtained the prior written consent of the Company, which consent may be granted or withheld in its sole discretion; (ii) the proposed transferee must be a genuine sub-agent who has provided bonafide services on behalf of the agent to sell products and services of the Company and proof of the sub-agent’s sales of PaeTec products and services will be required; (iii) only vested Warrants may be assigned; (iv) the minimum assignment must be for at least 50 Warrant Shares and must be in increments of 50 Warrant Shares; and (v) the sub-agent transferee will be subject to the same restrictions as the agent, e.g., Warrants are not exercisable until the IPO and registration requirements described in the “Securities Law Matters” section above have been satisfied. Warrant Shares may only be transferred in compliance with the securities laws.

This Warrant and all shares of Warrant Stock issued upon the exercise of a Warrant shall be stamped or otherwise imprinted with a legend in substantially the following form, unless in the opinion of counsel for the Company, such legend is not required under applicable laws:

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1988, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES AND ANY SECURITIES ISSUED HEREUNDER OR THEREUNDER MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

Holder, by acceptance of this Warrant Certificate, agrees to be bound by the foregoing provisions of this Section 5 and further agrees that:

(a) The Warrants represented by this Warrant Certificate may not be transferred or assigned in whole or in part without compliance with all applicable federal and state securities laws by the transferor and the transferee of the Warrants (including the delivery of investment representation letters and, if requested by the Company in its sole discretion, legal opinions, satisfactory to the Company and its counsel, that the proposed transfer or assignment will comply with all applicable federal and state securities laws).

(b) The shares of Warrant Stock issuable upon exercise of the Warrants represented by this Warrant Certificate may not be transferred or assigned in whole or in part without compliance with all applicable federal and state securities laws by the transferor and the transferee of the Warrant Stock (including the delivery of investment representation letters and, if requested by the Company in its sole discretion, legal opinions, satisfactory to the Company and its counsel, that the proposed transfer or assignment will comply with all applicable federal and state securities laws).

6.	LOSS, THEFT, DESTRUCTION OR MUTILATION

Upon receipt by the Company from any Holder of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant Certificate and indemnity or security reasonably satisfactory to the Company and reimbursement to the Company of all reasonable expenses incidental thereto, and in case of mutilation upon surrender and cancellation of the mutilated Warrant Certificate, the Company will execute and deliver in lieu hereof a new Warrant Certificate of like tenor to such Holder; provided that, in the case of mutilation, no indemnity or security shall be required if this Warrant Certificate in identifiable form is surrendered to the Company for cancellation.

7.	LIMITATION OF LIABILITY AND RIGHTS AS STOCKHOLDER

No provision hereof, in the absence of affirmative action by Holder to purchase shares of Class A Common Stock, and no enumeration herein of the rights or privileges of Holder hereof, shall give rise to any liability of such Holder for the Exercise Price of any Warrant Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

Prior to the exercise of the Warrants and the date of the stock certificate representing the shares of Warrant Stock issuable upon exercise, the Holder of this Warrant Certificate, as such, shall not be entitled to any rights of a stockholder of the Company with respect to, or be deemed for any purpose the holder of, shares for which the Warrants shall be exercisable, including without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

8.	MISCELLANEOUS

8.1 Notice. Any notice, demand, request, consent, approval, declaration, delivery or other communication hereunder to be made pursuant to the provisions of this Warrant Certificate shall be sufficiently given or made if in writing and either delivered in person with receipt acknowledged or sent by registered or certified mail, return receipt requested, postage prepaid, or by a nationally recognized overnight courier or by telecopy and confirmed by telecopy answer back, addressed as follows:

(a) If to any Holder, at its last known address appearing on the books of the Company maintained for such purpose.

(b) If to the Company at:

PaeTec Corp.

Attn: Vice President - Finance

One PaeTec Plaza

600 Willowbrook Office Park

Fairport, New York 14450

Telecopy Number: (716) 340-2511

with a copy to:

PaeTec Corp.

Attn: General Counsel

One PaeTec Plaza

600 Willowbrook Office Park

Fairport, New York 14450

Telecopy Number: (716) 340-2563

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, delivery or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, or telecopied and confirmed by telecopy answer back, one (1) Business Day after the same shall have been deposited with a nationally recognized overnight courier or three (3) Business Days after the same shall have been deposited in the United States mail.

8.2 Successors and Permitted Assigns. This Warrant Certificate and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder.

8.3 Amendment. This Warrant Certificate or the Warrant represented hereby may be modified or amended, or the provisions hereof or thereof waived, only with the written consent of the Company and the Holder.

8.4. Severability. Wherever possible, each provision of this Warrant Certificate shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant Certificate shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant Certificate.

8.5. Headings. The headings used in this Warrant Certificate are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

8.6. Governing Law. This Warrant Certificate and the Warrant represented hereby shall be governed by the laws of the State of Delaware, without regard to the provisions thereof relating to conflict of laws.

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed and its corporate seal to be impressed hereon as of the date set forth below.

PAETEC CORP.

SEAL	By:
	Name:	Arunas A. Chesonis
	Title:	President, Chairman and CEO

ATTEST:

Secretary or Assistant Secretary

SCHEDULE A

Name of Agent:

Number of Shares:

Revenue Target: $             in billed gross sales per month.

Anniversary Dates:*

First Anniversary Date:

Second Anniversary Date:

Third Anniversary Date:

Fourth Anniversary Date:

Fifth Anniversary Date:

*	To be completed after first month Agent achieves Revenue target

EXHIBIT A

EXERCISE FORM

[To be executed only upon exercise of Warrant]

The undersigned registered owner of the Warrant represented by the attached Warrant Certificate irrevocably exercises the Warrant for the purchase of              shares of Class A Common Stock of PaeTec Corp., and (check one) ☐ herewith makes payment therefor by a certified or bank check payable to the order of PaeTec Corp. or ☐ hereby elects to effect a cashless exercise, all at the price and on the terms and conditions specified in the attached Warrant Certificate and requests that certificates for the shares of Class A Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to the undersigned at the address indicated below and, if such shares of Class A Common Stock shall not represent all of the shares of Class A Common Stock covered by the Warrant, that a new Warrant Certificate of like tenor and date for the balance of the shares of Class A Common Stock be delivered to the undersigned at such address.

(Name of Registered Owner)

(Signature of Registered Owner)

(Street Address)

(City) (State) (Zip Code)

NOTICE:	The signature on this subscription must correspond exactly with the name of the registered owner of the Warrant as it appears in the Company’s books and records.